EXHIBIT C

                            SUB-ADVISORY AGREEMENT


      This Sub-Advisory Agreement is made and entered into on this ___ day of ______________, 1997, by and among Robertson, Stephens & Company Investment Management, L.P., a California limited partnership (the "Sub-Adviser"), Equitable Investment Services, Inc., an Iowa corporation (the "Adviser"), and Equi-Select Series Trust, a Massachusetts business trust (the "Trust").


                                  WITNESSETH:

       WHEREAS, the Adviser is engaged in the investment of the Trust's assets in accordance with the Trust's current Prospectus and Statement of Additional Information (collectively the "Prospectus"); and

       WHEREAS,  the  Adviser and the Trust have entered  into  an  Investment
Advisory   Agreement   dated   ______________,  1997   ("Investment   Advisory
Agreement"); and

       WHEREAS, under the terms of the Investment Advisory Agreement, the Adviser may delegate its responsibilities for the management of the investment of the assets of one or more portfolios of the Trust to one or more sub-advisers; and

      WHEREAS, Adviser desires to so delegate responsibility for management of the investments of one or more portfolios to Sub-Adviser, and Sub-Adviser agrees to manage the investment of one or more portfolios in accordance with this Sub-Advisory Agreement and the Prospectus;

       NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

I. The Adviser hereby appoints Sub-Adviser to act as the investment advisor with respect to one or more portfolios as identified in "Exhibit A", which is attached hereto and by this reference is incorporated herein (singly or collectively the "Portfolio"). Sub-Adviser hereby accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

II. Subject to the supervision of the Trustees of Trust and the Adviser, Sub-Adviser will manage the securities and investments (including cash) of the Portfolio, including the purchase, retention and disposition thereof, and the execution of agreements relating thereto in accordance with the Portfolio's and Trust's investment objectives, policies and restrictions as those are stated in the Prospectus and further subject to the following understandings:

       (a) The Sub-Adviser shall furnish a continuous investment program for the Portfolio and in so doing shall determine from time to time what investments or securities will be purchased, retained or sold by the Portfolio, and what portion of the assets will be invested or held uninvested as cash;

       (b) The Sub-Adviser in the performance of its duties and obligations under this Agreement shall act in conformity with the terms of the Declaration of Trust, Bylaws and the Prospectus of the Trust, and any amendments thereto, each of which shall be promptly furnished to the Sub-Adviser by the Trust, and with the instructions and directions of the Trustees of the Trust and the Board of Directors and officers of the Adviser, and will conform to and comply with the requirements of the Investment Company Act of 1940 (the "1940 Act"), and all other applicable federal and state laws and regulations;

       (c) The Sub-Adviser shall determine the securities to be purchased or sold by the Portfolio and, as agent for the Portfolio, will effect transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities;

      (d) The Sub-Adviser shall maintain books and records with respect to the securities transactions of the Portfolio and shall render to the Adviser or Adviser's designees, such periodic and special reports as the Adviser may reasonably request;

       (e) The Sub-Adviser shall provide the Trust's Custodian with all requested information relating to all transactions concerning the assets of the Portfolio; and

       (f) The Sub-Adviser shall not render similar services involving the Portfolio with respect to any other variable annuity contracts without prior notice to the Adviser or the Trust.

       (g) The Sub-Adviser shall provide such additional services to the Adviser in connection with the sale of Trust shares and/or Equitable Life Insurance Company of Iowa variable insurance contracts, as reasonably requested by the Adviser. Such services shall include, but not necessarily be limited to, presentations by representatives of the Sub-Adviser at investment seminars, conferences and other industry meetings. No parties to the Agreement will use any materials describing any other party without the prior written approval of the party being described. Any materials utilized by the Adviser which contain any information relating to the Sub-Adviser and/or its affiliates shall be submitted to the Sub-Adviser for written approval prior to use, not less than three (3) business days before such approval is requested by the Adviser. Such materials shall be deemed approved if not otherwise objected to prior to the approval date requested by the Adviser. Any materials utilized by the Sub-Adviser which contain any information relating to the Adviser, Equitable Life Insurance Company of Iowa (including any information relating to its separate accounts or variable insurance contracts) or the Trust shall be submitted to the Adviser for written approval prior to use, not less than three (3) business days before such approval is requested by the Sub-Adviser. Such materials shall be deemed approved if not otherwise objected to prior to the approval date requested by the Sub-Adviser.

       (h) The Sub-Adviser is authorized, subject to the supervision of the Adviser and the Trustees of the Trust, to place orders for the purchase and sale of the Portfolio's Investments with or through such persons, brokers or dealers, including the Sub-Adviser or affiliates thereof, and to negotiate commissions to be paid on such transactions in accordance with the Portfolio's
policy  with  respect to brokerage as set forth in the Prospectus.   The  Sub-
Adviser may, on behalf of the Portfolio, pay brokerage commissions to a broker which provides brokerage and research services to the Sub-Adviser in excess of the amount another broker would have charged for effecting the transaction, provided (i) the Sub-Adviser determines in good faith that the amount is reasonable in relation to the value of the brokerage and research services provided by the executing broker in terms of the particular transaction or in terms of the Sub-Adviser's overall responsibilities with respect to the
Portfolio and the accounts as to which the Sub-Adviser exercises investment discretion, (ii) such payment is made in compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended, and any other applicable laws and regulations, and (iii) in the opinion of the Sub-Adviser, the total commissions paid by the Portfolio will be reasonable in
relation  to  the  benefits  to the Portfolio  over  the  long  term.   It  is
recognized that the services provided by such brokers may be useful to the Sub-
Adviser  in  connection with the Sub-Adviser's service to other  clients.   On
occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price
or  lower  brokerage  commissions and efficient  execution.   In  such  event,
allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to such other clients;

       (i) The Adviser and the Trust consent and agree that Sub-Adviser may aggregate securities sale and purchase orders for the Portfolio with similar orders being made contemporaneously for other accounts managed by Sub-Adviser or with accounts of affiliates of Sub-Adviser if, in Sub-Adviser's reasonable judgment, such aggregation is reasonably likely to result in an overall economic benefit to the Portfolio, based on an evaluation that the Portfolio is benefitted by relatively better purchase or sale prices, lower commission expenses or beneficial timing of transactions, or a combination of these and other factors. In many instances, the purchase or sale of securities for the Portfolio will be affected substantially simultaneously with the purchase or sale of like securities for the accounts of other clients of Sub-Adviser and its affiliates. Such transactions may be made at slightly different prices, due to the volume of securities purchased or sold. In such event, the average price of all securities purchased or sold in such transactions may be determined, and the Portfolio may be charged or credited, as the case may be, the average transaction price.

      (j) Robertson, Stephens & Company LLC ("RS & Co."), an affiliate of Sub-Adviser, may execute agency (but not principal) transactions on behalf of the Portfolio. Sub-Adviser has a conflict of interest in recommending RS & Co. to execute such transactions and RS & Co. will receive commissions in connection therewith.

       (k) The Adviser and the Trust agree that RS & Co. may act as broker for both the Portfolio and for another person on the other side of any transaction involving funds or securities in the Portfolio ("Agency Cross Transactions"). The Adviser and the Trust recognize that Sub-Adviser or its affiliates may receive commissions, and have a potentially conflicting division of loyalties and responsibilities regarding, both parties to such Agency Cross Transactions. If Sub-Adviser engages in an Agency Cross Transaction, Sub-Adviser will send to the Adviser and the Trust a written confirmation at or before the completion of each such Agency Cross Transaction, which confirmation will include (a) a statement of the nature of such Agency Cross
Transaction, (b) the date such Agency Cross Transaction shall have taken place, (c) an offer to furnish, on request, the time when such Agency Cross Transaction shall have taken place, and (d) the source and amount of any other remuneration received or to be received by Sub-Adviser on any of its affiliates in connection with such Agency Cross Transaction. Sub-Adviser shall also send to the Adviser and the Trust, at least annually, a written statement identifying the total amount of such Agency Cross Transactions during the period included in the statement, and the total commissions or other remuneration received or to be received by Sub-Adviser or any of its affiliates in connection with such Agency Cross Transactions included in the statement. The consent to Agency Cross Transactions set forth in this paragraph may be revoked by the Adviser or the Trust at any time by notifying Sub-Adviser in writing.

III. The Sub-Adviser agrees that all records which it maintains for the Portfolio pursuant to Paragraph 2(d) are the property of the Trust and will promptly surrender any of such records to Adviser upon the Trustees' or
Adviser's request. The Sub-Adviser shall preserve for periods prescribed by Rule 31a-2 of the 1940 Act any such records as are required to be maintained by the Sub-Adviser with respect to the Portfolio by Rule 31a-1 of the 1940 Act.

IV. The Adviser shall pay the Sub-Adviser pursuant to the Fee Schedule contained in "Exhibit B", which is attached hereto and by this reference is incorporated herein. The fee prescribed in Exhibit C shall be calculated daily and payable monthly in arrears at an annual rate per Exhibit C of the Portfolio's average daily net assets.

V. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Sub-Advisory Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Sub-Advisory Agreement.

VI. The Adviser and the Trust acknowledge and understand that Sub-Adviser engages in an investment advisory business apart from managing the Portfolio. This will create conflicts of interest with the Portfolio over Sub-Adviser's time devoted to managing the Portfolio and the allocation of investment opportunities among accounts (including the Portfolio) managed by Sub-Adviser. Sub-Adviser will attempt to resolve all such conflicts in a manner that is generally fair to all of its clients. The Adviser and the Trust confirm that Sub-Adviser may give advice and take action with respect to any of its other clients that may differ from advice given or the timing or nature of action taken with respect to the Portfolio so long as it is Sub-Adviser's policy, to the extent practicable, to allocate investment opportunities to the Portfolio over a period of time on a fair and equitable basis relative to other clients. Nothing in this Agreement shall be deemed to obligate Sub-Adviser to acquire for the Portfolio any security that Sub-Adviser or its officers or employees may acquire for its or their own accounts or for the account of any other client if, in the absolute discretion of Sub-Adviser, it is not practical or desirable to acquire a position in such security for the Portfolio.

VII. The term of this Sub-Advisory Agreement shall begin on the date first above written, and unless sooner terminated as hereinafter provided, this Sub-Advisory Agreement shall remain in effect for two (2) years from such date. Thereafter, this Sub-Advisory Agreement shall continue in effect with respect to the Portfolios from year to year, subject to the termination provisions and all other terms and conditions hereof; PROVIDED, such continuance with respect to the Portfolios is approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Portfolio or by the Trustees of the Trust; PROVIDED, that in either event such continuance is also approved annually by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not parties to this Sub-Advisory Agreement or interested persons of any party hereto; and PROVIDED FURTHER that the Sub-Adviser shall not have notified the Trust in writing at least sixty (60) days prior to the end of the initial two (2) year period, or at least sixty (60) days prior to the anniversary date of the execution of this Sub-Advisory Agreement of any year thereafter that it does not desire such continuation. The Sub-Adviser shall furnish to the Trust, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Sub-Advisory Agreement or any extension, renewal or amendment thereof. This Sub-Advisory Agreement may be terminated at any time by any party hereto, without the payment of any penalty, upon sixty (60) days' prior written notice to the other parties; PROVIDED, that in the case of termination by the Trust, such action shall have been authorized (i) by resolution of the Trust's Board of Trustees, including the vote or written consent of Trustees of the Trust who are not parties to this Sub-Advisory Agreement or interested persons of any party hereto, or (ii) by vote of a majority of the outstanding voting securities of the Portfolio. This Agreement shall automatically terminate in the event of its "assignment" (as defined in the 1940 Act).

VIII. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall not, unless otherwise expressly provided herein or authorized by the Trustees of Trust from time to time, have any authority to act for or represent the Portfolio or Trust in any way or otherwise be deemed to be an agent of the Portfolio or the Trust.

IX. This Sub-Advisory Agreement is entered into by the Trust on behalf of one or more Portfolios identified in Exhibit B pursuant to authority granted by the Trustees, and the obligations created hereby are not binding on any of the Trustees or shareholders of the Trust individually, but bind only the property of such Portfolios of the Trust.

X. This Sub-Advisory Agreement may be amended only in accordance with the 1940 Act.

XI. The Adviser and the Trust acknowledge that the Adviser and the Trust have received Sub-Adviser's brochure required to be delivered under the Investment Adviser's Act of 1940 (including the information in Part II of Sub-Adviser's Form ADV). If the Adviser or the Trust received such information less than forty-eight hours prior to signing this Agreement, this Agreement may be terminated by the Adviser or the Trust without penalty within five business days from the date of this Agreement. Upon written request by the Adviser or the Trust, Sub-Adviser agrees to deliver annually, without charge, Sub-Adviser's brochure required by the Investment Advisers Act of 1940.

XII. Any notice that is required to be given by the parties to each other under the terms of this Sub-Advisory Agreement shall be in writing, delivered, or mailed postpaid to the other party, or transmitted by facsimile with acknowledgement of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

          (a)  If to the Sub-Adviser:

               Robertson, Stephens & Company Investment Management, L.P. 555 California Street
               San Francisco, CA  94104
               Attention:  Ms. Dana Welch, Esq.
               Facsimile:  (415) 693-3302

          (b)  If to the Manager:

               Equitable Investment Services, Inc.
               909 Locust Street
               Des Moines, IA  50309
               Attention:  Paul R. Schlaack
               Facsimile:  (515) 698-7538

          (c)  If to the Trust:

               Equi-Select Series Trust
               909 Locust Street
               Des Moines, IA  50309
               Attention:  Paul R. Schlaack
               Facsimile:  (515) 698-7538

XIII.  This  Sub-Advisory  Agreement  shall  be  governed  and  construed   in
accordance with the laws of The Commonwealth of Massachusetts.

XIV. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

      IN WITNESS WHEREOF, the parties hereto have caused this Sub-Advisory Agreement to be executed by their respective officers designated below as of the day and year first above written.

ADVISER:                           TRUST:

EQUITABLE INVESTMENT               EQUI-SELECT SERIES TRUST
SERVICES, INC.


BY:_______________________________ BY:______________________________
     PAUL R. SCHLAACK                  PAUL R. SCHLAACK
       ITS PRESIDENT                     ITS PRESIDENT

SUB-ADVISER:

ROBERTSON, STEPHENS & COMPANY
  INVESTMENT MANAGEMENT, L.P.



BY:_______________________________
     ITS____________________

                            SUB-ADVISORY AGREEMENT

                                   EXHIBIT A

                               PORTFOLIO LISTING


GROWTH & INCOME PORTFOLIO


VALUE + GROWTH PORTFOLIO

                            SUB-ADVISORY AGREEMENT

                                   EXHIBIT B

                                 FEE SCHEDULE



Growth & Income Portfolio 0.55% of first $200 million
                          0.45% of average net assets over and above $200 million.

Value + Growth Portfolio  0.55% of first $500 million;
                          0.45% of average net assets over and above $500 million.